As filed with the Securities and Exchange Commission on August 24, 2001
									Registration No. 333-55128
		-----------------------------------------------------

					UNITED STATES
			SECURITIES AND EXCHANGE COMMISSION
				WASHINGTON, D.C. 20549
		-----------------------------------------------------
			POST-EFFECTIVE AMENDMENT NO. 1 TO
					FORM S-8
				REGISTRATION STATEMENT
			UNDER THE SECURITIES ACT OF 1933
		-----------------------------------------------------
				FLORIDA ROCK INDUSTRIES, INC.

		FLORIDA						59-0573002
		(State or other jurisdiction			(I.R.S. Employer
		of incorporation or organization)		Identification No.)

		155 East 21st Street
		Jacksonville, Florida 				32206
		(Address of principal executive offices)	(Zip code)
		------------------------------------------------------

				FLORIDA ROCK INDUSTRIES, INC.
	   1980 EMPLOYEE STOCK PURCHASE PLAN AS REVISED FEBRUARY 7, 2001
				  (Full title of the plan)
		------------------------------------------------------

					John D. Milton, Jr.
		  Executive Vice President and Chief Financial Officer
					155 East 21st Street
				  Jacksonville, Florida 32206
			 (Name and address of agent for service)
					   904-355-1781
			(Telephone number, including area code,
				   of agent for service)

		------------------------------------------------------

						Copies to:
					     Lewis S. Lee
					  McGuireWoods, LLP
					Bank of America Tower
			    	  50 N. Laura Street, Suite 3300
				    Jacksonville, Florida 32202
		------------------------------------------------------


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				CALCULATION OF REGISTRATION FEE


Title of 	Amount to be  Proposed maximum   Proposed aggregate   Amount of
Securities   registered   aggregate offering   offering price   Registration Fee
to be 			   price per unit
registered

Common
Stock (1) 	   250,000(2)	   (3)			(3)			(3)
($.10 par value)


	1.	The Registrant previously registered 500,000 shares of common stock
		issuable under the 1980 Employee Stock Purchase Plan as revised
		February 7, 2001 (the "Plan").  The Registrant hereby registers an
		additional 250,000 shares of its common stock to reflect a three-
		for-two stock dividend declared on August 1, 2001, payable on
		August 31, 2001 to shareholders of record on August 15, 2001.  This
		registration statement also applies to preferred share purchase
		rights which are attached to and trade with each share of common
		stock.

	2.	This registration statement shall also cover any additional shares
		of common stock, par value $0.10 per share, which become issuable under the Plan by reason of a stock split, stock dividend, recapitalization or any other similar transaction.

	3.	The Registrant previously paid the registration fee in connection
		with the registration of 500,000 shares of its common stock on
		February 7, 2001 at the time of filing of the Registrant's
		Registration Statement on Form S-8 (File No. 333-55128).  No
		additional fee is required to be paid in accordance with Rule 416 of
		the Securities Act of 1933.

					EXPLANATORY NOTE

	Pursuant to Rule 416(b) of Regulation C of the Securities and Exchange Commission, the sole purpose of this Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-8 (File No. 333-55128) (the "Registration Statement") is to reflect the three-for-two split (the "Split") of the Registrant's common stock, $.01 par value per share (the "Common Stock"), to be effected on August 31, 2001. As a result of the Split, the total number of shares of Common Stock registered pursuant to the Registration Statement is increased from 500,000 to 750,000.

					   PART II

		INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

	The contents of the Registrant's Registration Statement on Form S-8 (File No. 333-55128) are incorporated herein by reference.


						2
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                                SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 24th day of August, 2001.

						FLORIDA ROCK INDUSTRIES, INC.
						(Registrant)


	                     				*
						----------------------------------
	                              John D. Baker, II
						President and Chief Executive Officer

	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 24th day of August, 2001.

Signature					Title					Date

              *
--------------------------------	Director			   August 24, 2001
Edward L. Baker


              *
-------------------------------	Director, President and	   August 24, 2001
John D. Baker, II				Chief Executive Officer
						(Principal Executive Officer)


              *
-------------------------------	Director			   August 24, 2001
Thompson S. Baker, II


              *
-------------------------------	Director			   August 24, 2001
Alvin R. Carpenter

						   3

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               *
-------------------------------	Director			   August 24, 2001
J. Dix Druce, III


               *
-------------------------------	Director			    August 24, 2001
Charles H. Denny, III


               *
-------------------------------	Director			    August 24, 2001
Luke E. Fichthorn, III


-------------------------------   Director			    August 24, 2001
Francis X. Knott


/s/ John D. Milton, Jr.
------------------------------    Executive Vice President      August 24, 2001
John D. Milton, Jr.		    and Chief Financial Officer
					    Principal Financial Officer)


            *
------------------------------    Vice President-Administration August 24,2001
Wallace A. Patzke			    and Chief Accounting Officer
					    (Principal Accounting Officer)


            *
------------------------------    Director			     August 24, 2001
C.J. Shepherdson


            *
------------------------------    Director			     August 24, 2001
G. Kennedy Thompson


*Signed pursuant to a Special Power of Attorney attached as Exhibit 24


	/s/ John D. Milton
By:	________________________________
      John D. Milton, Attorney-in-Fact

						    4

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	Pursuant to the requirements of the Securities Act of 1933, the Employee
Stock Purchase Plan Committee, which is the Florida Rock Industries, Inc. Compensation Committee, has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on August 24, 2001.

							Florida Rock Industries, Inc.
							Employee Stock Purchase Plan Committee


		                  			   *
							---------------------------------
							Name:	Luke E. Fichthorn, III
                                      	Title:	Chairman

						   5

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						EXHIBIT INDEX

4.1(a)	Restated Articles of Incorporation (incorporated by reference to
		Exhibit 3(a) to Registrant's Form 10-Q for the quarter ended
		December 31, 1986).

4.1(b)	Amendment to Restated Articles of Incorporation (incorporated by
		reference to Registrant's Form 10-K for the fiscal year ended September 30, 1993).

4.1(c)	Amendments to Restated Articles of Incorporation (incorporated by
		reference to an appendix to Registrant's Proxy Statement dated December 15, 1994).

4.1(d)	Amendment to the Articles of Incorporation (incorporated by
		reference to an exhibit to the Registrant's Form 10-Q for the quarter ended March 31, 1998).

4.1(e)	Amendment to the Articles of Incorporation (incorporated by
		reference to Exhibit 4 to the Registrant's Form 8-K dated May 5,
		1999).

4.2(a)	Restated Bylaws (incorporated by reference to Exhibit 3(ii)(a) to
		Registrant's Form 10-K for the year ended September 30, 1993).

4.2(b)	Amendment to Restated Bylaws (incorporated by reference to Exhibit
		3(ii)(b) to Registrant's Form 10-K for the year ended September 30,
		1994).

4.2(c)	Amendment to Restated Bylaws (incorporated by reference to an
		exhibit to Registrant's Form 10-Q for the quarter ended March 31,
		1998).

4.3		Rights Agreements, dated as of May 5, 1999 between the Registrant
		and First Union National Bank (incorporated by reference to Exhibit
		4 to the Registrant's Form 8-K dated May 5, 1999).

5		Opinion of Counsel.

23.1		Consent of Deloitte & Touche LLP (incorporated by reference to
		Exhibit 23).

23.2		Consent of Counsel (included in Exhibit 5).

24		Power of Attorney.

99.1		Florida Rock Industries, Inc. 1980 Employee Stock Purchase Plan as
		revised February 7, 2001 (incorporated by reference to Exhibit 99.1
		to Registrant's Form S-8 filed on February 7, 2001, Registration
		Statement No. 333-55128).

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